TRUSTCO
Bank Corp NY	Exhibit 99(e)

AMENDMENT NO. 1
SECOND AMENDED AND RESTATED
TRUSTCO BANK CORP NY
PERFORMANCE BONUS PLAN

WHEREAS, TrustCo Bank Corp NY (the “Company”) previously established the Second Amended and Restated TrustCo Bank Corp NY Performance Bonus Plan (“Plan”); and

WHEREAS, the Company wishes to amend the Plan to prohibit without stockholder approval the “repricing” of awards made under the Plan;

NOW, THEREFORE, the Company does, effective as of January 1, 2010, amend the Plan as follows:

Amendment

1.            New Article XVI. A new Article XVI of the Plan is hereby adopted, which such article reads in its entirety as follows:

ARTICLE XVI
REPRICING
Section 16.1 Notwithstanding any other provision of the Plan to the contrary, without the prior approval of the stockholders of the Company, the Company shall not :

1.            Reduce the grant date value of an outstanding Performance Bonus Unit;

2.            Cancel a Performance Bonus Unit and re-grant the Performance Bonus Unit at a lower value, provided, however, that if a Performance Bonus Unit or a portion thereof is forfeited or canceled when an individual who has an Account in the Plan ceases to be a Participant in the Plan after termination of his or her employment with the Company, the Performance Bonus Units so forfeited or canceled may again be awarded under the Plan.

3.            Substitute shares of Stock for Performance Bonus Units whose grant date value is in excess of market value at the time such substitution is proposed, or

4.            Buy back or buy out Performance Bonus Units the grant date value of which are in excess of market value at the time such buy back or buy out is proposed and, in exchange for such Performance Bonus Units, issue cash or Stock.

2.            Defined Terms. All capitalized terms used in this Amendment that are defined in the Plan, either directly or by a reference set forth in the Plan, shall have the respective meanings assigned them in the Plan except as otherwise provided in this Amendment or unless the context otherwise requires.

3.             References to Plan. Upon the effectiveness of this Amendment, each reference in the Plan to “this Plan,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Plan as amended hereby.

4.             Plan Remains in Effect. The Plan, as amended and supplemented by this Amendment, shall remain in full force and effect ..

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted on this 19th day of January, 2010.

TRUSTCO BANK CORP NY

By:	/s/ Robert J. McCormick
Robert J. McCormick
Chairman, President and Chief Executive Officer